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                                                                   Exhibit 10.22

                               AMENDMENT NO. 1 TO
                  GENERAL AND ADMINISTRATIVE SERVICES AGREEMENT


     AMENDMENT NO. 1, dated as of January 17, 2000 (the "Amendment"), to the
                                                         ---------
GENERAL AND ADMINISTRATIVE SERVICES AGREEMENT dated as of April 30, 1999 (the
                                                          --------
"Agreement"), between DIGEX, INCORPORATED, a Delaware corporation ("Digex"), and
----------                                                          -----
INTERMEDIA COMMUNICATIONS INC., a Delaware corporation ("Intermedia").
                                                         ----------

     In consideration of the mutual agreements set forth herein, the parties agree as follows:

1.   Revised Service Fees.  Section 5.1 of the Agreement is hereby replaced in
     --------------------
its entirety with the following:

     5.1 In consideration for the Services rendered by Intermedia hereunder, Digex shall pay to Intermedia the following service fees (the "Service Fees"):

            (a) with respect to each calendar month during the period commencing on April 1, 1999 and ending on March 31, 2000, the fixed monthly Service Fee set forth for such month in Schedule C; and

            (b) with respect to each calendar month during the period commencing on April 1, 2000 and ending on March 31, 2001, a fixed monthly Service Fee which shall be negotiated in good faith by Digex and Intermedia during the first quarter of 2000.

2.   Bonus Payments. Section 5.4 is hereby inserted into the Agreement.
     --------------
Section 5.4 shall state as follows:

     5.4 Digex shall reimburse Intermedia for 50% of the bonus awards paid in calendar year 2000 (with respect to performance during calendar year 1999) to Intermedia's management personnel who support the Services provided to Digex under the terms of the Agreement. The amount of such reimbursement is expected to be approximately $1.0 million. Payment of the amounts due under this Section 5.4 shall be made promptly after

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     delivery by Intermedia to Digex of a request for payment together with reasonable supporting documentation of the payment of such amounts.

3.   Transition Plan. Section 5.5 is hereby inserted into the Agreement.
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Section 5.5 shall state as follows:

     5.5 During the first quarter of 2000, Digex and Intermedia shall work together to develop a transition plan designed to reduce the reliance by Digex on the Services rendered by Intermedia hereunder.

4.   Revised Schedule C. Schedule C to the Agreement is hereby replaced in its
     ------------------
entirety with the following:

                                   SCHEDULE C

                             Monthly Management Fee
                             ----------------------
                          (Dollar amounts in thousands)

               Month            Year                   Fee
          ============================================================
          ============================================================

          April                 1999                        $2,000.00
          ------------------------------------------------------------

          May                   1999                        $2,000.00
          ------------------------------------------------------------

          June                  1999                        $2,000.00
          ------------------------------------------------------------

          July                  1999                        $1,500.00
          ------------------------------------------------------------

          August                1999                        $1,500.00
          ------------------------------------------------------------

          September             1999                        $1,500.00
          ------------------------------------------------------------

          October               1999                        $2,000.00
          ------------------------------------------------------------

          November              1999                        $2,000.00
          ------------------------------------------------------------

          December              1999                        $2,000.00
          ------------------------------------------------------------

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

          ------------------------------------------------------------

          January               2000                        $2,000.00
          ------------------------------------------------------------

          February              2000                        $2,000.00
          ------------------------------------------------------------

          March                 2000                        $2,000.00
          ------------------------------------------------------------


5.   Governing Law.      This Amendment is made under and shall be governed by
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and construed in accordance with the laws of the State of Florida without giving effect to principles of conflicts of laws.

6.   Miscellaneous.      Except as amended by this Amendment, the Agreement
     -------------
shall remain in full force and effect. The descriptive headings contained in this Amendment are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Amendment. This Amendment may be executed in counterparts and all such counterparts taken together shall be deemed to constitute one and the same instrument and shall be binding notwithstanding that the parties hereto are not all signatories to the same counterpart.


                            [SIGNATURE PAGE FOLLOWS]

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     IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the date set forth above by their duly authorized representatives, effective as of the day and year first above written.

                              DIGEX, INCORPORATED


                              By: /s/ MARK K. SHULL
                                  -----------------
                              Name: Mark K. Shull
                              Title: President and CEO


                         INTERMEDIA COMMUNICATIONS, INC.


                              By: /s/ DAVID C. RUBERG
                                  -------------------
                              Name: David C. Ruberg
                              Title: President and CEO



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